Rule 424 (b)(5)
                                                               File No. 33-51215

Pricing Supplement No. 7 Dated November 18, 1999

(To Prospectus dated December 8, 1993 and
Prospectus Supplement dated December 17, 1993)

$200,000,000
IDAHO POWER COMPANY
First Mortgage Bonds, Secured Medium-Term Notes, Series B
Due From Nine Months to Forty Years From Date of Issue

--------------------------------------------------------------------------------

Principal Amount:  $50,000,000       Original Issue Date:  November 23, 1999

Interest rate:  7.20%                Maturity Date: December 1, 2009

Issue Price:    100% payable in      Proceeds to Issuer After
                immediately          Commission:  99.375%
                available funds

Agent's Commission:  0.625%          Original Interest
                                     Accrual Date: November 23, 1999
Form:  Book-Entry

--------------------------------------------------------------------------------

Redemption:             We cannot redeem these notes prior to maturity.

Capacity:               Goldman, Sachs & Co. acted as our agent in this sale.

Use of Proceeds:        We will  use the  net proceeds  from the  sale of  these
                        notes and the other notes that we are selling today to pay the $80,000,000 principal amount of our first mortgage bonds, 8.65% Series due 2000. The bonds mature on January 1, 2000.

Plan of  Distribution:  On November 17, 1999, we signed an agency agreement with
                        Goldman, Sachs & Co., ABN AMRO Incorporated and A.G. Edwards & Sons, Inc. Each company agreed to act as our agent for the sale of up to $83,000,000 aggregate principal amount of notes that remained unsold under our medium-term note program.

--------------------------------------------------------------------------------

                                     Agent:

                              GOLDMAN, SACHS & CO.

                                                               Rule 424 (b)(5)
                                                               File No. 33-51215

Pricing Supplement No. 8 Dated November 18, 1999

(To Prospectus dated December 8, 1993 and
Prospectus Supplement dated December 17, 1993)

$200,000,000
IDAHO POWER COMPANY
First Mortgage Bonds, Secured Medium-Term Notes, Series B
Due From Nine Months to Forty Years From Date of Issue

--------------------------------------------------------------------------------

Principal Amount:  $15,000,000       Original Issue Date:  November 23, 1999

Interest rate:  7.20%                Maturity Date:  December 1, 2009

Issue Price:    100% payable in      Proceeds to Issuer After
                immediately          Commission: 99.375%
                available funds

Agent's Commission:  0.625%          Original Interest
                                     Accrual Date: November 23, 1999
Form:  Book-Entry

--------------------------------------------------------------------------------

Redemption:             We cannot redeem these notes prior to maturity.

Capacity:               ABN AMRO Incorporated acted as our agent in this sale.

Use of Proceeds:        We will  use the  net proceeds  from the  sale of  these
                        notes and the other notes that we are selling today to pay the $80,000,000 principal amount of our first mortgage bonds, 8.65% Series due 2000. The bonds mature on January 1, 2000.

Plan of  Distribution:  On November 17, 1999, we signed an agency agreement with
                        Goldman, Sachs & Co., ABN AMRO Incorporated and A.G. Edwards & Sons, Inc. Each company agreed to act as our agent for the sale of up to $83,000,000 aggregate principal amount of notes that remained unsold under our medium-term note program.

--------------------------------------------------------------------------------

                                     Agent:

                              ABN AMRO INCORPORATED

                                                               Rule 424 (b)(5)
                                                               File No. 33-51215

Pricing Supplement No. 9 Dated November 18, 1999

(To Prospectus dated December 8, 1993 and
Prospectus Supplement dated December 17, 1993)

$200,000,000
IDAHO POWER COMPANY
First Mortgage Bonds, Secured Medium-Term Notes, Series B
Due From Nine Months to Forty Years From Date of Issue

--------------------------------------------------------------------------------

Principal Amount:  $15,000,000       Original Issue Date: November 23, 1999

Interest rate:  7.20%                Maturity Date: December 1, 2009

Issue Price:    100% payable in      Proceeds to Issuer After
                immediately          Commission: 99.375%
                available funds

Agent's Commission: 0.625%           Original Interest
                                     Accrual Date: November 23, 1999
Form:  Book-Entry

--------------------------------------------------------------------------------

Redemption:             We cannot redeem these notes prior to maturity.

Capacity:               A.G. Edwards  & Sons,  Inc. acted as  our agent  in this
                        sale.

Use of Proceeds:        We will  use the  net proceeds  from the  sale of  these
                        notes and the other notes that we are selling today to pay the $80,000,000 principal amount of our first mortgage bonds, 8.65% Series due 2000. The bonds mature on January 1, 2000.

Plan of  Distribution:  On November 17, 1999, we signed an agency agreement with
                        Goldman, Sachs & Co., ABN AMRO Incorporated and A.G. Edwards & Sons, Inc. Each company agreed to act as our agent for the sale of up to $83,000,000 aggregate principal amount of notes that remained unsold under our medium-term note program.

--------------------------------------------------------------------------------

                                     Agent:

                            A.G. EDWARDS & SONS, INC.